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                                                                    EXHIBIT 21.1
                                                                Fiscal 2003 10-K
                                                             Outlook Group Corp.

                              OUTLOOK GROUP CORP.

                              List of Subsidiaries

         Outlook Foods, Inc., a Wisconsin corporation*

         Outlook Label Systems, Inc., a Wisconsin corporation

(Both are wholly-owned by Outlook Group Corp.)

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*Outlook Foods is inactive.